Exhibit 99.2

FOR IMMEDIATE RELEASE	CONTACT
Hudson Valley Holding Corp.	James J. Landy
21 Scarsdale Road	President & CEO
Yonkers, NY 10707	(914) 771-3230

Wendy Croker
First VP, Shareholder Relations
(914) 771-3214
HUDSON VALLEY HOLDING CORP.
ANNOUNCES CASH DIVIDEND
YONKERS, NY, February 1 2010... William E. Griffin, Chairman of the Board of Hudson Valley Holding Corp. (NASDAQ:HUVL), announced that the Board of Directors has declared a cash dividend of $0.23 per share payable to all common stock shareholders of record as of the close of business February 11, 2010. The dividend will be distributed to shareholders on or about February 26, 2010.
Griffin stated, “While we continue to navigate difficult and uncertain economic times and the resulting negative impact on our business and that of many of our customers, we remain optimistic of our future financial performance over the long-term.”
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About Hudson Valley Holding Corp.
Hudson Valley Holding Corp. (HUVL), headquartered in Yonkers, NY, is the parent company of two independently owned local banks, Hudson Valley Bank (HVB) and New York National Bank (NYNB). Hudson Valley Bank is a Westchester based bank with more than $2.5 billion in assets, serving the metropolitan area with 33 branches located in Westchester, Rockland, the Bronx, Manhattan, Queens and Brooklyn in New York and Fairfield County and New Haven County, in Connecticut. HVB specializes in providing a full range of financial services to businesses, professional services firms, not-for-profit organizations and individuals; and provides investment management services through a subsidiary, A. R. Schmeidler & Co., Inc. NYNB is a Bronx based bank with approximately $140 million in assets serving the local communities of the Bronx and Upper Manhattan with three branches. NYNB provides a full range of financial services to individuals, small businesses and not-for-profit organizations in its local markets. Hudson Valley Holding Corp.’s common stock is traded on the NASDAQ Global Select Market under the ticker symbol “HUVL”. Additional information on Hudson Valley Bank and NYNB Bank can be obtained on their respective web-sites at www.hudsonvalleybank.com and www.nynb.com.
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This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements relate to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievements to be materially different from our future results, level of activity, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:
•	a continued or unexpected decline in the economy in the New York Metropolitan area;

•	increases in loan losses or in the level of nonperforming loans;

•	unexpected increases in our allowance for loan losses;

•	our failure to maintain required regulatory capital levels;

•	further declines in value in our investment portfolio;

•	a continued or unexpected decline in real estate values within our market areas;

•	higher than expected FDIC insurance premiums;

•	unexpected changes in interest rates;

•	additional regulatory oversight which may require us to change our business model;

•	the imposition on us of liabilities under federal or state environmental laws;

•	those risk factors identified in our SEC filings, including our Form 10-Q for the quarter ended September 30, 2009.
Forward looking statements speak only as of the date such statements are made. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.